Exhibit 4

BANC OF AMERICA MORTGAGE SECURITIES, INC.,

as Depositor

BANK OF AMERICA, N.A.,

as Servicer

and

WELLS FARGO BANK, N.A.,

as Trustee

AMENDMENT No. 1

Dated August 23, 2005

To

POOLING AND SERVICING AGREEMENT

Dated June 28, 2005

Mortgage Pass-Through Certificates

Series 2005-F

AMENDMENT No. 1, dated August 23, 2005, (the “Amendment”), to the Pooling and Servicing Agreement, dated June 28, 2005 (the “Agreement”), among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (the “Depositor”), BANK OF AMERICA, N.A., as servicer (the “Servicer”) and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

WHEREAS, Section 11.01 of the Agreement provides, among other things, that the Depositor, the Servicer and the Trustee may amend the Agreement, without the consent of any of the Certificateholders, to cure any ambiguity or mistake;

WHEREAS, it was the intent of the Depositor or its agent to structure the Class 2-A-3 and Class 2-A-4 Certificates as set forth in this Amendment instead of as Certificates that are pari passu as to Realized Losses after the Senior Credit Support Depletion Date and such Certificates were in fact structured and marketed in accordance with the Depositor’s (or its agent’s) intent;

WHEREAS, notwithstanding the Depositor’s intent and the understanding of investors, the Agreement mistakenly provides for pari passu allocation of Realized Losses among such Classes;

WHEREAS, the Depositor, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment to cure such mistake; and

WHEREAS, notwithstanding that this Amendment may be entered into without the consent of any of the Certificateholders, the holder of 100% of the Class 2-A-4 Certificates has consented to this Amendment.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

Section 1. Amendment to Section 1.01.

(a) The following definitions are hereby amended to read in their entirety as follows:

Class Certificate Balance: With respect to any Class (other than the Class 1-IO and Class 2-IO Certificates) and any date of determination, and subject to Section 5.03(g), the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (iii) in the case of the Class 1-A-2 and Class 2-A-4 Certificates, any reduction allocated thereto pursuant to Section 5.03(e) plus the sum of (i) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (ii) in the case of the Class 1-A-2 and Class 2-A-4 Certificates, any increases allocated thereto pursuant to Section 5.03(e). The Class 1-IO and Class 2-IO Certificates are Interest-Only Certificates and have no Class Certificate Balance.

(b) The following definitions are hereby added to read in their entirety as follows:

Class 2-A-3 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class 2-A-3 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

Class 2-A-4 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class 2-A-4 Certificates with respect to such Distribution Date prior to any reduction for the Class 2-A-4 Loss Allocation Amount and (b) the Class 2-A-3 Loss Amount with respect to such Distribution Date.

Section 2. Amendment of Section 5.03. Section 5.03(e) is hereby amended by replacing the last two paragraphs with the following:

After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class 1-A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-A-2 Certificates will be reduced by the Class 1-A-2 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 1-A-1 Certificates will not be reduced by the Class 1-A-2 Loss Allocation Amount. Notwithstanding the foregoing, on any Distribution Date on which the Class 1-A-1 Loss Amount exceeds the Class Certificate Balance of the Class 1-A-2 Certificates prior to any reduction for the Class 1-A-2 Loss Allocation Amount, such excess will be allocated in reduction of the Class Certificate Balance of the Class 1-A-1 Certificates. After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class 2-A-4 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 2-A-4 Certificates will be reduced by the Class 2-A-4 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 2-A-3 Certificates will not be reduced by the Class 2-A-4 Loss Allocation Amount. Notwithstanding the foregoing, on any Distribution Date on which the Class 2-A-3 Loss Amount exceeds the Class Certificate Balance of the Class 2-A-4 Certificates prior to any reduction for the Class 2-A-4 Loss Allocation Amount, such excess will be allocated in reduction of the Class Certificate Balance of the Class 2-A-3 Certificates.

Section 3. Amendment to Exhibits. The Agreement is hereby amended by deleting Exhibit A-2-A-4 of the Agreement in its entirety and replacing it with the exhibit attached hereto as Exhibit I.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 6. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

BANC OF AMERICA MORTGAGE SECURITIES, INC., as Depositor

By:
Name:	Judy Lowman
Title:	Vice President

BANK OF AMERICA, N.A., as Servicer

By:
Name:	Stephen A. Cummings
Title:	Senior Vice President

WELLS FARGO BANK, N. A., as Trustee

By:
Name:	Christopher Regnier
Title:	Vice President

STATE OF GEORGIA	)
	)	ss.:
COUNTY OF	)

On this 23rd day of August, 2005, before me, a notary public in and for the State of Georgia, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is a Vice President of Banc of America Mortgage Securities, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

Notary Public

[NOTARIAL SEAL]

My commission expires                     .

STATE OF NORTH CAROLINA	)
	)	ss.:
COUNTY OF MECKLENBURG	)
)

On the 23rd day of August, 2005, before me, a notary public in and for the State of North Carolina, personally appeared Stephen A. Cummings, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

Notary Public

[NOTARIAL SEAL]

My commission expires                     .

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF HOWARD	)
)

On the 23rd day of August, 2005, before me, a notary public in and for the State of Maryland, personally appeared Christopher Regnier, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.

Notary Public

[NOTARIAL SEAL]

My commission expires                     .

EXHIBIT I

EXHIBIT A-2-A-4

[FORM OF FACE OF CLASS 2-A-4 CERTIFICATE]

BANC OF AMERICA MORTGAGE SECURITIES, INC.

Mortgage Pass-Through Certificates, Series 2005-F

Class 2-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 2-A-3 CERTIFICATES WILL BE BORNE BY THE CLASS 2-A-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

BANC OF AMERICA MORTGAGE SECURITIES, INC.

Mortgage Pass-Through Certificates, Series 2005-F

Class 2-A-4

evidencing an interest in a Trust consisting primarily of four loan groups of adjustable interest rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties deposited by

Banc of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-off Date:		June 1, 2005

First Distribution Date:		July 25, 2005

Initial Certificate Balance of this Certificate (“Denomination”):	$

Initial Class Certificate Balance of this Class:		$6,359,000.00

Pass-Through Rate:		Variable

CUSIP No.:		05949C CC 8

ISIN No.:		US05949CCC82

THIS CERTIFIES THAT                      is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Mortgage Securities, Inc. (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 28, 2005 (the “Pooling and Servicing Agreement”), among the Depositor, Bank of America, N.A., as servicer (the “Servicer”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence

Exhibit I-2

an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

The Pass-Through Rate applicable with respect to the Distribution Date in July 2005 will be 4.74219% per annum, and on each subsequent Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

*        *        *

Exhibit I-3